Exhibit 32.2

Certification of Chief Executive Officer and Principal Financial Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of New York Health Care, Inc. (the "Company") on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Stewart Robinson, Chief Financial Officer of the Company from February 5, 2007 to the present, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: April 16, 2007

By: /s/ Stewart W. Robinson
Stewart W. Robinson
Chief Financial Officer